UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2011 (June 24, 2011)

HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)

2828 N. Harwood, Suite 1300 Dallas, Texas (Address of principal executive offices)	75201 (Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the anticipated merger (the “Merger”) of Holly Corporation (“Holly”) and Frontier Oil Corporation (“Frontier”) contemplated by the Agreement and Plan of Merger, dated as of February 21, 2011, by and among Holly, Frontier and North Acquisition, Inc., a wholly owned subsidiary of Holly, on June 29, 2011, the Board of Directors (the “Board”) of Holly Logistic Services, L.L.C. (“HLS”), which is the general partner of HEP Logistics Holdings, L.P., which is the general partner of Holly Energy Partners, L.P. (the “Partnership”), appointed (a) Matthew P. Clifton to the position of Chief Executive Officer and President of HLS, (b) Douglas S. Aron to the position of Executive Vice President and Chief Financial Officer of HLS and (c) Bruce R. Shaw to the position of Senior Vice President, Strategy and Corporate Development of HLS, in each case effective as of July 1, 2011 and subject to the completion of the Merger. Messrs. Clifton and Shaw currently serve in the position of Chairman of the Board and Chief Executive Officer of HLS and Senior Vice President and Chief Financial Officer of HLS, respectively. Certain information regarding Messrs. Clifton and Shaw is disclosed in the following section of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which such disclosure is incorporated herein by reference: “Part III — Item 10. Directors, Executive Officers and Corporate Governance”.
     Mr. Aron, age 37, will become the Executive Vice President and Chief Financial Officer of HollyFrontier Corporation upon the closing of the Merger. He currently serves as Frontier’s Executive Vice President and Chief Financial Officer, which position he has held since 2009. Prior to such position, Mr. Aron served as Vice President — Corporate Finance of Frontier from 2005 to 2009 and Director — Investor Relations for Frontier from 2001 to 2005. Before joining Frontier, Mr. Aron was a lending officer at Amegy bank. Mr. Aron does not have any family relationship with any director or other executive officer of HLS. There are no transactions in which Mr. Aron has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     There are no arrangements or understandings between any of Messrs. Clifton, Aron and Shaw and any other person pursuant to which such person was selected as an officer.
     Subject to the completion of the Merger, David G. Blair will be leaving his position as President of HLS to lead Holly’s Asphalt and Heavy Fuels Division effective July 1, 2011. Pursuant to the Holly Energy Partners, L.P. Long-Term Incentive Plan (the “LTIP”) and associated grant agreements, upon Mr. Blair’s termination of employment with HLS the restricted units granted to Mr. Blair in 2009 and 2010 shall vest in full. The performance units granted to Mr. Blair in 2009 and 2010 under the LTIP shall be paid out at a performance percentage of 100% (rather than 150%, as the plan provides in the event of a special involuntary termination). Mr. Blair will also receive a payment of $80,000 (50% of his target annual bonus) upon his termination of employment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.
By:	HEP Logistics Holdings, L.P.,
its General Partner

By:	Holly Logistic Services, L.L.C.,
its General Partner

By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date: June 30, 2011
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